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                                                                    Exhibit 3.10

                          AVERY COMMUNICATIONS, INC,

            Certificate of Decrease in Authorized Number of Shares
                         of Series of Preferred Stock

     Avery Communications, Inc., a Delaware corporation, DOES HEREBY CERTIFY
THAT:

     1. Pursuant to authority conferred upon the Board of Directors of Avery Communications, Inc. (the "Corporation") by virtue of its Certificate of Incorporation, as amended, and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Corporation has filed Certificates of Designations authorizing the issuance of the following series of the Corporation's Preferred Stock, par value $0.10 per share ("Preferred Stock"), and fixing the designations, powers, preferences and relative, participating, optional, voting or other special rights, and qualifications, limitations and restrictions thereof, as follows:

     Series A Junior Convertible Redeemable Preferred Stock
     Series B Junior Convertible Redeemable Preferred Stock
     Senior Cumulative Redeemable Preferred Stock, 1996 HBS Series
     Series C Junior Convertible Redeemable Preferred Stock
     Series D Senior Cumulative Convertible Redeemable Preferred Stock
     Series E Junior Convertible Redeemable Preferred Stock
     Senior Cumulative Redeemable Convertible Preferred Stock, 1997 HBS Exchange
       Series
     Junior Convertible Redeemable Preferred Stock, Series B Exchange Series Series F Junior Participating Convertible Preferred Stock
     Series G Junior Participating Covertible Voting Preferred Stock

     2. In accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted resolutions authorizing and directing that the number of authorized shares of stock of the following series be decreased to the following:

     Series A Junior Convertible Redeemable Preferred Stock                   391,667
     Series B Junior Convertible Redeemable Preferred Stock                   390,000
     Series C Junior Convertible Redeemable Preferred Stock                    40,000
     Series G Junior Participating Convertible Voting Preferred Stock       2,150,493

and that the decreases set forth above do not decrease the number of shares of stock of any such series below the number of shares thereof now outstanding.

     3. In accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted resolutions that none of the authorized shares of the following series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to each such series:

     Senior Cumulative Redeemable Preferred Stock, 1996 HBS Series
     Series E Junior Convertible Redeemable Preferred Stock
     Senior Cumulative Redeemable Convertible Preferred Stock, 1997 HBS
       Exchange Series
     Junior Convertible Redeemable Preferred Stock, Series B Exchange Series Series F Junior Participating Convertible Preferred Stock
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which resolutions read as follows:

     "RESOLVED, that no shares of the following series of Preferred Stock are outstanding, either because none were issued or because no issued shares of any such series remain outstanding:

     Senior Cumulative Redeemable Preferred Stock, 1996 HBS Series
     Series E Junior Convertible Redeemable Preferred Stock
     Senior Cumulative Redeemable Convertible Preferred Stock, 1997 HBS
       Exchange Series
     Junior Convertible Redeemable Preferred Stock, Series B Exchange Series Series F Junior Participating Convertible Preferred Stock.

     "RESOLVED, that none of the shares of any such series will be issued subject to the certificate of designations previously filed with respect to such series."

     IN WITNESS WHEREOF, Avery Communications, Inc. has caused this Certificate to be signed by Scot M. McCormick, its Vice President, this 20th day of February, 2001.

                                   Avery Communications, Inc.

                                   By: /s/ Scot M. McCormick
                                       ---------------------------------
                                       Scot M. McCormick
                                       Vice President

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